UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 16, 2012

HILLENBRAND, INC.

(Exact Name of Registrant as Specified in Charter)

Indiana	1-33794	26-1342272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard Batesville, Indiana	47006
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (812) 934-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 16, 2012, Hillenbrand, Inc. (“Hillenbrand” or the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with the shareholders of privately-held Coperion Capital GmbH (“Coperion”), pursuant to which a German subsidiary of Hillenbrand will acquire all of the outstanding capital stock of Coperion for approximately €408 million (approximately $530 million at today’s exchange rates), subject to certain closing and post-closing adjustments (the “Transaction”). The purchase price includes the assumption of an estimated €76 million in net debt and €100 million in pension liabilities. The Company expects to use a combination of cash on hand and cash available under its revolving credit facility to fund this acquisition.

Based in Stuttgart, Germany, Coperion is a global leader in the manufacture of compounding, extrusion and bulk material handling equipment used in a broad range of industries, including plastics, chemical, food processing, pharmaceutical and aluminum, as well as replacement parts and service.  Coperion is a portfolio company of Deutsche Beteiligungs AG, and the shareholders of Coperion include various Deutsche Beteiligungs funds.

The Purchase Agreement contains customary representations, warranties, covenants, and conditions.  The Transaction is expected to close within 60-90 days, subject to the receipt of regulatory approvals and the satisfaction of other customary closing conditions.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

The Purchase Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide information regarding the terms of the agreement and is not intended to provide any other factual information about Hillenbrand or Coperion. The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. Certain of the representations and warranties have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts. Investors are not third-party beneficiaries under the Purchase Agreement. In addition, the representations and warranties contained in the Purchase Agreement (i) are qualified by information in a confidential disclosure letter that the parties have exchanged, (ii) were made only as of the date of such agreement or a prior, specified date, and (iii) in some cases are subject to qualifications with respect to materiality, knowledge and/or other matters, including standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Hillenbrand’s public disclosures. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of Hillenbrand, Coperion or any of their respective subsidiaries or affiliates.

Item 7.01.  Regulation FD Disclosure.

A copy of presentation slides to be used by the Company in an investors’ webcast presentation on October 16, 2012  is attached as Exhibit 99.1 to this Current Report on Form 8-K.  These presentation slides, relating primarily to the proposed acquisition of Coperion, are also available on the Company’s website under “Investor Relations” at www.hillenbrandinc.com.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (“Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any Hillenbrand filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Non-GAAP Financial Measures

While the Company reports financial results in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the attached investor presentation slides include non-GAAP measures. These non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. The Company uses the non-GAAP measures to evaluate and manage its operations and provides the information to investors so they can see the results “through the eyes” of management. The Company further believes that providing this information better enables investors to understand the ongoing operating performance of the Company. Non-GAAP measures should be considered in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.

Item 8.01.  Other Events.

On October 16, 2012, the Company issued a press release announcing that it had entered into the Purchase Agreement. A copy of the press release is attached as Exhibit 99.2 hereto.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1

Share Purchase Agreement, dated as of October 16, 2012, by and among Hillenbrand, Inc., Hillenbrand Germany Holding GmbH, DBAG Fund V GmbH & Co. KG, DBAG Fund V International GmbH & Co. KG, DBAG Fund V Konzern GmbH & Co. KG, DRAG Fund V Co-Investor GmbH & Co. KG, Deutsche Beteiligungsgesellschaft mbH, Günter Bachmann, Axel Kiefer and Thomas Kehl.

99.1	Presentation Slides.

99.2	Press Release, dated October 16, 2012, of Hillenbrand, Inc.

Forward-Looking Statements and Factors That May Affect Future Results

Throughout this release, including the Exhibits, we make a number of “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  As the words imply, these are statements about plans, objectives, beliefs, and expectations that might or might not happen in the future, as contrasted with historical information. Forward-looking statements are based on assumptions that we believe are reasonable, but by their very nature are subject to a wide range of risks.

Accordingly, in this release, we may say something like,

“We expect that future revenue associated with the Process Equipment Group will be influenced by order backlog.”

That is a forward-looking statement, as indicated by the word “expect” and by the clear meaning of the sentence.

Other words that could indicate we are making forward-looking statements include:

intend	believe	plan	expect	may	goal	would

become	pursue	estimate	will	forecast	continue	could

targeted	encourage	promise	improve	progress	potential	should

This is not an exhaustive list.  Our intent is to provide examples of how readers might identify forward-looking statements.  The absence of any of these words, however, does not mean that the statement is not forward-looking.

Here is the key point: Forward-looking statements are not guarantees of future performance, and actual results could differ materially from those set forth in forward-looking statements.  Any number of factors — many of which are beyond our control — could cause our performance to differ significantly from what is described in the forward-looking statements.

These factors include, but are not limited to: the occurrence of any event, change or other circumstance that could result in a failure to satisfy the conditions to complete the acquisition of Coperion (or to timely complete the acquisition), or in the termination of the Purchase Agreement; the outcome of any legal proceedings that may be instituted against Hillenbrand, Coperion or others following announcement of the acquisition; risks inherent in broader exposure to foreign markets; risks that the proposed transaction disrupts current operations or poses potential difficulties in employee retention or otherwise affects financial or operating results; the inability to recognize the benefits of the acquisition, including potential synergies and cost savings, or the failure of the acquired company to achieve its plans and objectives generally; and legislative, regulatory and economic developments. For a more in-depth discussion of these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in item 1A of Hillenbrand’s Annual Report on Form 10-K for the year ended September 30, 2011, filed with the Securities and Exchange Commission (SEC) November 28, 2011. Hillenbrand and Coperion can give no assurance that any of the contemplated transactions will be completed or that the conditions to the acquisition will be satisfied. Hillenbrand assumes no obligation to update or revise any forward-looking information as a result of new information or future events or developments. HI-INC-F

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND, INC.
DATE: October 16, 2012

	BY:	/S/ Cynthia L. Lucchese
Cynthia L. Lucchese
Senior Vice President and
Chief Financial Officer

DATE: October 16, 2012

	BY:	/S/ John R. Zerkle
John R. Zerkle
Senior Vice President,
General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1

Share Purchase Agreement, dated as of October 16, 2012, by and among Hillenbrand, Inc., Hillenbrand Germany Holding GmbH, DBAG Fund V GmbH & Co. KG, DBAG Fund V International GmbH & Co. KG, DBAG Fund V Konzern GmbH & Co. KG, DRAG Fund V Co-Investor GmbH & Co. KG, Deutsche Beteiligungsgesellschaft mbH, Günter Bachmann, Axel Kiefer and Thomas Kehl.

99.1	Presentation Slides.

99.2	Press Release, dated October 16, 2012, of Hillenbrand, Inc.